Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2016 relating to the financial statements, which appears in Aratana Therapeutics, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2016